Exhibit A

Index Series of the Fund

Name of Fund	Effective Date
First Trust Dow Jones Select MicroCap IndexSM Fund	October 12, 2010
First Trust Morningstar® Dividend LeadersSM Index Fund	October 12, 2010
First Trust NASDAQ-100 Equal Weighted IndexSM Fund	October 12, 2010
First Trust NASDAQ-100-Technology Sector IndexSM Fund	October 12, 2010
First Trust US Equity Opportunities Fund	October 12, 2010
First Trust NYSE Arca Biotechnology Index Fund	October 12, 2010
First Trust Capital Strength ETF	October 12, 2010
First Trust Dow Jones Internet IndexSM Fund	October 12, 2010
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund	October 12, 2010
First Trust NASDAQ® Clean Edge® Green Energy Index Fund	October 12, 2010
First Trust Total US Market AlphaDEX ETF	October 12, 2010
First Trust Value Line® Dividend Fund	October 12, 2010
First Trust S&P REIT Index Fund	October 12, 2010
First Trust Natural Gas ETF	October 12, 2010
First Trust Water ETF	October 12, 2010
First Trust Chindia ETF	October 12, 2010
First Trust Value Line® 100 Exchange-Traded Fund	October 12, 2010
First Trust NASDAQ® ABA Community Bank Index Fund	October 12, 2010
First Trust Dorsey Wright People’s Portfolio ETF	August 1, 2012
First Trust Dow 30 Equal Weight ETF	July 20, 2017
First Trust Lunt U.S. Factor Rotation ETF	July 20, 2018
FT Cboe Vest Gold Strategy Quarterly Buffer ETF	January 15, 2021